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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)
                          ----------------------------

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: April 24, 2000


                                        By: /s/ A. F. Petrocelli
                                            ------------------------------
                                        Name:  A. F. Petrocelli


                                        UNITED CAPITAL CORP.

                                        By: /s/ A. F. Petrocelli
                                            ------------------------------
                                        Name:  A. F. Petrocelli
                                        Title: Chairman, President and
                                               Chief Executive Officer


                                        METEX MFG. CORPORATION

                                        By: /s/ Anthony J. Miceli
                                            ------------------------------
                                        Name:  Anthony J. Miceli
                                        Title: Chief Financial Officer



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                                   SCHEDULE I
                                   ----------

Directors and Executive Officers of United Capital Corp.
--------------------------------------------------------

Set forth below is the name, position and present principal occupation of each of the directors and executive officers of United Capital Corp. ("United"). The business address of each of such persons is 9 Park Place, Great Neck, New York, 11021, and each of such persons is a citizen of the United States.


                     Present Principal Occupation and
Name                 Positions with the Reporting Entities
----------------     ------------------------------------------------
A.F. Petrocelli      Chairman of the Board, President and Chief Executive
                     Officer of Prime and Chairman of the Board, President and Chief Executive Officer of United

Howard M. Lorber     Chairman of the Board and Chief Executive Officer of
                     Nathan's Famous, Inc. and Chairman of the Board and
                     Chief Executive Officer of Hallman & Lorber Associates,
                     Inc.; Director of United

Arnold Penner        Private real estate investor and Director of United

Anthony Maceli       Vice President, Chief Financial Officer and Director of
                     United, and Vice President, Chief Financial Officer and
                     Director of Metex



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Directors and Executive Officers of Metex Manufacturing Corp.
-------------------------------------------------------------

Set forth below is the name, position and present principal occupation of each of the sole director and executive officer of Metex Mfg. Corporation ("Metex"). The business address of such person is 970 New Durham Road, Edison, New Jersey, 08818, and he is a citizen of the United States.

                     Present Principal Occupation
Name                 Positions with the Reporting Entities
----------------     ------------------------------------------------
Anthony Maceli       Vice President, Chief Financial Officer and Director of
                     United, and Vice President, Chief Financial Officer and
                     Director of Metex